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As filed with the Securities and Exchange Commission on January 23, 2002

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

GUESS ?, INC.
(Exact name of Registrant as specified in its charter)

Delaware	95-3679695
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1444 South Alameda Street
Los Angeles, California 90021
(Address of Principal Executive Offices)

Guess ?, Inc.
2002 Employee Stock Purchase Plan
(Full title of the plans)

Ralph W. Flick
Corporate Counsel and Assistant Secretary
Guess ?, Inc.
1444 South Alameda Street
Los Angeles, California 90021 (213) 765-3100
(Name, address and telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, par value $0.01 per share	2,000,000(1)	$8.09(2)	$16,180,000(2)	$1,489.00(2)

(1)
This Registration Statement covers, in addition to the number of shares of Common Stock stated above, options and other rights to purchase or acquire the shares of Common Stock covered by the Prospectus and, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), an additional indeterminate number of shares, options and rights which by reason of certain events specified in the 2002 Employee Stock Purchase Plan (the "Plan") may become subject to the Plan.

(2)
Pursuant to Rule 457(h), the maximum offering price, per share and in the aggregate, and the registration fee were calculated based upon the average of the high and low prices of the Common Stock on January 18, 2002, as reported on the New York Stock Exchange and published in The Western Edition of The Wall Street Journal.

PART I
INFORMATION REQUIRED IN THE
SECTION 10(a) PROSPECTUS

        The documents containing the information specified in Part I of Form S-8 (plan information and registrant information) will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Such documents need not be filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents, which include the statement of availability required by Item 2 of Form S-8, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

        The following documents of Guess?, Inc. (the "Registrant") filed with the Commission are incorporated herein by reference:

  (a)
  the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2000;

  (b)
  the Registrant's Quarterly Reports on Forms 10-Q for the quarterly periods ended March 31, 2001, June 30, 2001 and September 29, 2001; and

  (c)
  the description of the Registrant's common stock, par value $.01 per share, contained in the Registrant's Registration Statement on Form 8-A/A filed with the Commission on July 31, 1996 (File No. 1-11893).

        All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be part thereof from the date of filing of such documents. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

        Not applicable.

Item 5. Interests of Named Experts and Counsel.

        Not applicable.

Item 6. Indemnification of Directors and Officers.

        Pursuant to Section 145 of the General Corporation Law of Delaware (the "Delaware Corporation Law"), Article VI of the Restated Bylaws of the Registrant, provides that the Registrant shall indemnify any person in connection with the defense or settlement of any threatened, pending or completed legal proceeding (other than a legal proceeding by or in the right of the Registrant) by reason of the fact that he is or was a director or officer of the Registrant or is or was a director or officer of the Registrant serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership or other enterprise against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with the defense or settlement of such legal proceeding if he acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the Registrant, and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe that his conduct was unlawful. If the legal proceeding, however, is by or in the right of the Registrant, the director or officer may be indemnified by the Registrant against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such legal proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Registrant and except that he may not be indemnified in respect of any claim, issue or matter as to which he shall have been adjudged to be liable to the Registrant unless a court determines otherwise.

        Article VI of the Registrant's Bylaws allows the Registrant to maintain director and officer liability insurance on behalf of any person who is or was a director or officer of the Registrant or such person who serves or served as director, officer, agent, or employee, at another corporation, partnership or other enterprise at the request of the Registrant.

        Pursuant to Section 102(b)(7) of the Delaware Corporation Law, Article Fifth of the Restated Certificate of Incorporation of the Registrant provides that no director of the Registrant shall be personally liable to the Registrant or its stockholders for monetary damages for any breach of his fiduciary duty as a director; provided, however, that such clause shall not apply to any liability of a director (1) for any breach of his duty of loyalty to the Registrant or its stockholders, (2) for acts or omissions that are not in good faith or involve intentional misconduct or a knowing violation of the law, (3) under Section 174 of the Delaware Corporation Law, or (4) for any transaction from which the director derived an improper personal benefit. The aforesaid provision also eliminates the liability of any stockholder for managerial acts or omissions, pursuant to Section 350 of the Delaware Corporation Law of any other provision of Delaware law, to the same extent that such liability is limited for a director.

Item 7. Exemption from Registration Claimed.

        Not applicable.

Item 8. Exhibits.

        The following exhibits are filed as part of this Registration Statement:

4.1	2002 Employee Stock Purchase Plan
5.1	Opinion of O'Melveny & Myers LLP re: legality of common stock being registered
23.1	Consent of KPMG LLP, independent certified public accountants
23.2	Consent of O'Melveny & Myers LLP (included in Exhibit 5.1)
24	Powers of Attorney (included on signature page)

Item 9. Undertakings.

  (a)
  The undersigned Registrant hereby undertakes:

          (1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

              (i)  To include any prospectus required by Section 10(a)(3) of the Securities Act;

            (ii)  To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

          provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;

          (2)  That, for the purpose of determining any liability under the Securities Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b)  The undersigned Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (h)  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions described in Item 6 above, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on the 22nd day of January, 2002.

GUESS ?, INC.
By:
/s/ MAURICE MARCIANO
Name:	Maurice Marciano
Title:	Co-Chief Executive Officer

POWER OF ATTORNEY

        Each of the undersigned whose signature appears below hereby constitutes and appoints Maurice Marciano, Paul Marciano and Ralph W. Flick, and each of them acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement and any and all related registration statements necessary to register additional securities, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on the dates indicated.

Signature	Title	Date

/s/ MAURICE MARCIANO Maurice Marciano	Co-Chairman and Co-Chief Executive Officer and Director	January 22, 2002
/s/ PAUL MARCIANO Paul Marciano	Co-Chairman and Co-Chief Executive Officer and Director	January 22, 2002
/s/ CARLOS ALBERINI Carlos Alberini	President and Chief Operating Officer and Director	January 22, 2002
/s/ FREDERICK SILNY Frederick Silny	Executive Vice President and Chief Financial Officer (Principal Accounting Officer)	January 22, 2002
/s/ ROBERT DAVIS Robert Davis	Director	January 22, 2002
/s/ BRYAN ISAACS Bryan Isaacs	Director	January 22, 2002
/s/ ALICE KANE Alice Kane	Director	January 22, 2002
/s/ HOWARD SOCOL Howard Socol	Director	January 22, 2002

Exhibit Index

Exhibit No.	Description of Document
4.1	2002 Employee Stock Purchase Plan
5.1	Opinion of O'Melveny & Myers LLP re: legality of common stock being registered
23.1	Consent of KPMG LLP, independent certified public accountants
23.2	Consent of O'Melveny & Myers LLP (included in Exhibit 5.1)
24	Powers of Attorney (included on signature page)

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PART I INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
SIGNATURES
POWER OF ATTORNEY
Exhibit Index